Farber Hass Hurley LLP

Certified Public Accountants	888 West Ventura Blvd., #A Camarillo, CA 93010 www.fhhcpas.com	Telephone: (805) 504-8410 Facsimile: (805) 388-1300

July 19, 2010

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Commission File No. 000-26777

Dear Sirs/Madams:

We have read Item 4.1 (1) of Feel Golf Co., Inc.'s Form 8-K dated July 19, 2010 and we agree with the statements made therein regarding our firm. We have no basis to comment on Item 4.1 (2).

Yours truly,

/s/ Farber Hass Hurley LLP
Farber Hass Hurley LLP
Camarillo, California